                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 2004


                                LIGHTBRIDGE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        DELAWARE                    000-21319                   04-3065140
(STATE OR OTHER JURISDIC-          (COMMISSION                 (IRS EMPLOYER
 TION OF INCORPORATION)            FILE NUMBER)              IDENTIFICATION NO.)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (781) 359-4000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 2. ACQUISITION OR DISPOSTION OF ASSETS.

     On April 1, 2004 Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), announced it had completed its acquisition of Authorize.Net Corporation ("Authorize.Net") effective March 31, 2004 for $82 million exclusive of transaction related costs. The Company acquired all of the outstanding capital stock of Authorize.Net. The Company paid the purchase price with cash.


ITEM 5. OTHER EVENTS.

     Lightbridge also updated its first quarter 2004 guidance as set forth in the press release included as Exhibit 99.1 below. A copy of the press release issued by Lightbridge on April 1, 2004, entitled "Lightbridge Completes Acquisition of Authorize.Net" is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          It is impractical to provide the financial statements required by Item 7(a) of Form 8-K relative to Light bridge's acquisition of Authorize.Net at the time this report is filed. Such required financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than June 14, 2004.

     (b)  Pro Forma Financial Information.

          It is impractical to provide the pro forma financial statements required by Item 7(b) of Form 8-K relative to Lightbridge's acquisition of Authorize.Net at the time this report is filed. Such required financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than June 14, 2004.


     (c)  EXHIBITS.

     2.1* Stock Sale Agreement by and among InfoSpace, Inc., Go2Net, Inc.,
          Authorize.Net Corporation and Lightbridge, Inc. dated as of February 29, 2004.

     99.1 Press Release dated April 1, 2004, entitled "Lightbridge Completes Acquisition of Authorize.Net, Inc."

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* Incorporated by reference to the Company's Current Report on Form 8-K dated
  March 9, 2004.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LIGHTBRIDGE, INC.



                                 By: /s/ Harlan Plumley
                                     -------------------------------------------
                                     Harlan Plumley
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Treasurer



April 5, 2004